Exhibit 10.1

Execution Version

SUBSCRIPTION AGREEMENT FOR UNITS OF BULLFROG GOLD CORP.

This Subscription Agreement (this “Agreement”) is being delivered to the purchaser identified on the signature page to this Agreement, being Augusta Investments Inc. (“Augusta” or the “Subscriber”), in connection with its investment in Bullfrog Gold Corp., a Delaware corporation (the “Company”). The Company is conducting a private placement (the “Offering”) of units (“Units”), as more fully described below, at a purchase price of C$0.20 per Unit (the “Purchase Price”). Each Unit will consist of: (i) one (1) share of the Company’s common stock (the “Common Stock”), par value US$0.0001 per share (the “Shares”), and (ii) one (1) four (4) year warrant to purchase one additional share of the Company’s common stock (a “Warrant Share”) at a per share exercise price of C$0.30 (or the prevailing equivalent United States dollar price calculated using the daily average exchange rate of the Bank of Canada on the Business Day (as defined below) prior to the date of exercise) (the “Exercise Price”), in the form attached hereto as Exhibit D (the “Warrants”). For purposes of this Agreement, the term “Securities” shall refer collectively to the Units, the Shares, the Warrants and the Warrant Shares or any of them, as the circumstances require. The aggregate gross proceeds to be raised from the Offering is C$22,000,000.00.

RECITALS

A.	The Company entered into the binding term sheet dated September 7, 2020, a first amendment thereto on October 7, 2020 and a second amendment thereto on October 8, 2020, attached hereto as Exhibit A (as amended, the “Term Sheet”), that sets forth the principal understanding between Homestake Mining Company of California, a California corporation (“Homestake”), Lac Minerals (USA) LLC, a Delaware limited liability company (“Lac Minerals” and together with Homestake, the “Barrick Parties”), Augusta and the Company, with respect to an integrated transaction involving (i) the purchase by the Company from the Barrick Parties of all of the equity interests (the “Equity Interests”) in Bullfrog Mines LLC, the successor by conversion of Barrick Bullfrog Inc. (the “Target”), a Delaware corporation (the “Acquisition Transaction”), and (ii) the concurrent financing pursuant to which Augusta and/or its affiliates and certain other individuals identified by Augusta (together, the “Augusta Group”), as subscribers, will acquire Units pursuant to the Offering for cash consideration under the terms of this Agreement;

B.	Pursuant to the Term Sheet, the Company and the Barrick Parties entered into a Membership Interest Purchase Agreement related to the Acquisition Transaction as of the date hereof, in substantially the form attached hereto as Exhibit B (the “Purchase Agreement”);

C.	On the Closing Date (as defined below) (i) the Company and the Target, as applicable, and the Barrick Parties will enter into the Royalty Deed (as defined in the Term Sheet) and the “Indemnity Deed” (referred to in the Term Sheet as the Operating and Indemnity Agreement); and (ii) the Company, the Barrick Parties or an affiliate thereof and Augusta will enter into an Investor Rights Agreement, in the form attached hereto as Exhibit C (the “Investor Rights Agreement”);

D.	The Target’s sole assets will be the mining claims described in Exhibit A to the Term Sheet (the “Target Mining Claims”), certain rights-of-way described in Exhibit A to the Term Sheet (the “Target Rights-of-Way”), the current permits described in Exhibit B to the Term Sheet (the “Target Permits”), and the water rights held by the Target relating to the Mining Claims described in Exhibit C to the Term Sheet (the “Target Water Rights”); and

E.	The concurrent closing of the Acquisition Transaction is a condition of closing of the Offering.

1. SUBSCRIPTION AND PURCHASE PRICE

  (a) Offering. The Company will raise C$22,000,000 on the Closing Date.

  (b) Subscription. Subject to the conditions in its favour set forth in Sections 6(a) and (b) hereof, the Subscriber hereby subscribes for and agrees to purchase the number of Units indicated on page 19 hereof on the terms and conditions described herein.

  (c) Purchase of Units. The Subscriber understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Units shall be C$0.20 per Unit for an aggregate purchase price as set forth on page 19 hereof (the “Aggregate Purchase Price”). The Subscriber shall effect payment for the Units subscribed for hereunder at Closing, in Canadian dollars by wire transfer of immediately available funds in accordance with the wire instructions provided in Exhibit E. The Subscriber understands and agrees that, subject to Section 6 and applicable laws, by executing this Agreement, it is entering into a binding agreement.

2. Acceptance, Offering Term and Closing Procedures

  (a) Acceptance. Subject to full, faithful and punctual performance and discharge by the Company of all of its duties, obligations and responsibilities as set forth in this Agreement, the Subscriber shall be legally bound to purchase the Units pursuant to the terms and conditions set forth in this Agreement. In the event the Closing (as defined below) does not take place because of the conditions in this Agreement for the benefit of a party are not satisfied or waived by the Outside Date (as defined below), this Agreement shall thereafter be terminated and have no force or effect, and the parties shall take all steps to ensure that the Aggregate Purchase Price submitted to the Company’s bank account as specified in Exhibit E herein shall promptly be returned or caused to be returned to the Subscriber without interest thereon or deduction therefrom in accordance with the wire transfer instructions provided to the Company by the Subscriber for such purpose.

  (b) Closing. The closing of the purchase and sale of the Units hereunder (the “Closing”) shall take place at the offices of Sichenzia Ross Ference LLP in New York, or such other place as determined by the Company, concurrent with the closing of the Acquisition Transaction. The Closing shall take place beginning at 8:00 a.m. (Eastern Time) on the third Business Day after the last of the conditions to Closing set forth in Section 6 below have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date) or such other time and date as may be determined by the Company (the “Closing Date”). “Business Day” shall mean from the hours of 9:00 a.m. (Eastern Time) through 5:00 p.m. (Eastern Time) of a day other than a Saturday, Sunday or other day on which commercial banks located in Vancouver, British Columbia, Toronto, Ontario or Denver, Colorado are authorized or required to be closed. The Units purchased by the Subscriber will be delivered by the Company on the Closing Date. In lieu of a physical closing, the Company and the Subscriber agree that the Closing may take place on the Closing Date on the exchange of solicitors’ undertakings which will involve solicitors for each of the Company and Augusta delivering to his or her counterpart all required documentation and payments, to be held in escrow and not released until all such documentation has been executed and delivered and all conditions have been satisfied or waived and solicitors for each of the Company and Augusta has authorized in writing that the escrow is to be terminated.

  (c) Following Acceptance. The Subscriber acknowledges and agrees that this Agreement and any other documents delivered in connection herewith will be held by the Company. If the Closing does not occur, the documents delivered in connection herewith will be returned to the Subscriber at the address of the Subscriber as set forth in this Agreement.

3. THE SUBSCRIBER’s Representations, Warranties AND cOVENANTS

  The Subscriber hereby acknowledges, agrees with and represents, warrants and covenants to the Company, as follows:

  (a) The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of which has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

  (b) The Subscriber acknowledges its understanding that the Offering is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) of the Securities Act and/or the provisions of Regulation D promulgated thereunder (“Regulation D”). In furtherance thereof, the Subscriber represents and warrants to the Company and its affiliates as follows:

   (i) The Subscriber realizes that the basis for the exemption from registration may not be available if, notwithstanding the Subscriber’s representations contained herein, the Subscriber is merely acquiring the Units for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Subscriber does not have any such intention.

    (ii) The Subscriber realizes that the basis for the exemption would not be available if the Offering is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

   (iii) The Subscriber is acquiring the Units solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view towards, or resale in connection with, any distribution of the Units.

   (iv) The Subscriber has the financial ability to bear the economic risk of the Subscriber’s investment, has adequate means for providing for its current needs and contingencies, and has no need for liquidity with respect to an investment in the Company.

    (v) The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Units. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Units.

   (vi) The Subscriber (together with its Advisors, if any) has received all documents requested by the Subscriber, if any, has carefully reviewed them and understands the information contained therein, prior to the execution of this Agreement.

  (c) The Subscriber is not relying on the Company or any of its employees, agents, sub-agents or advisors with respect to the legal, tax, economic and related considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only its Advisors.

  (d) The Subscriber has carefully considered the potential risks relating to the Company and a purchase of the Units, and fully understands that the Units are a speculative investment that involves a high degree of risk of loss of the Subscriber’s entire investment. Among other things, the Subscriber has carefully considered each of the risks described under the heading “Risk Factors” in the Company’s SEC Filings, which risk factors are incorporated herein by reference, and any additional disclosures in the nature of risk factors described herein.

  (e) The Subscriber will not sell or otherwise transfer any Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that the Subscriber must bear the economic risk of its purchase because, among other reasons, the Securities have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or an exemption from such registration is available. In particular, the Subscriber is aware that the Securities are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber understands that any sales or transfers of the Securities are further restricted by state securities laws and the provisions of this Agreement.

  (f) The Subscriber understands and agrees that the certificates for the Securities shall bear substantially the following legend until (i) such Securities shall have been registered under the Securities Act and effectively disposed of in accordance with a registration statement that has been declared effective or (ii) in the opinion of counsel acceptable to the Company, such Securities may be sold without registration under the Securities Act, as well as any applicable “blue sky” or state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE COMPANY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

  (g) The Subscriber acknowledges that if the Subscriber is resident in Canada the certificates representing the Securities will bear, as of the Closing Date, a legend substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE CLOSING DATE.”

  (h) Neither the SEC, the Canadian Securities Exchange, nor any U.S. or Canadian securities commission has approved the Securities or passed upon or endorsed the merits of the Offering. There is no government or other insurance covering any of the Securities.

  (i) The Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

  (j) The Subscriber acknowledges that any estimates or forward-looking statements or projections furnished by the Company to the Subscriber were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or its management and should not be relied upon.

  (k) If the Subscriber is resident in Canada, the Company has advised the Subscriber that the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Units through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Units pursuant to these exemptions, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Subscriber.

  (l) The Subscriber is, and on each date on which the Subscriber acquires Units under the Offering will be an “Accredited Investor” (i) if the Subscriber is resident in the United States, as defined in Rule 501(a) under the Securities Act; or (ii) if the Subscriber is resident in Canada, (A) under National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”), or (B) the Securities Act (Ontario). If the Subscriber is resident in Canada, the Subscriber has properly completed, executed and delivered to the Company this Agreement and Schedule A to this Agreement and the acknowledgments, representations, warranties, covenants and information contained herein and therein are true and correct as of the date hereof and will be true and correct as of the Closing Date.

  (m) The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions contemplated hereby will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber (if not an individual), applicable securities laws or any other applicable law, any agreement to evaluate which the Subscriber is a party or any applicable regulation, judgment, decree, order or ruling to which the Subscriber is bound.

  (n) The Subscriber acknowledges that it is bound by the provisions of applicable securities laws which impose obligations on a person who becomes an Insider (as defined in the Securities Act (British Columbia)) of an issuer, or on a person who holds sufficient securities exercisable into voting securities of an issuer to become an Insider. The Subscriber acknowledges that such obligations may include, but are not necessarily limited to: the filing of insider reports on the System for Electronic Disclosure by Insiders (SEDI); the filing of early warning reports; the filing of reports of acquisitions; and the filing of a Personal Information Form or similar document with the applicable stock exchange. The Subscriber further acknowledges that it has been advised to consult its own legal advisors with respect to such obligations, and that it is solely responsible for complying with such obligations, and covenants and agrees with the Company that it will comply with all of such obligations, if applicable to the Subscriber, in a timely manner, whether arising at or after the Closing.

  (o) The funds representing the Aggregate Purchase Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as may be amended from time to time (the “PCMLTFA”) and for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, as may be amended from time to time (the “PATRIOT Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and the PATRIOT Act. To the best of its knowledge, none of the funds representing the Aggregate Purchase Price to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber shall promptly notify the Company if it discovers that any of such representations cease to be true and provide the Company with appropriate information in connection therewith.

  (p) The Subscriber is not engaged in the business of trading in securities or exchange contracts as a principal or agent and does not hold himself, herself or itself out as engaging in the business of trading in securities or exchange contracts as a principal or agent, or is otherwise exempt from any requirements to be registered as a dealer under National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations.

  (q) The Subscriber is not a Control Person (as defined in the Securities Act (British Columbia)) of the Company.

  (r) If the Subscriber is resident in Canada, this Agreement and Schedule A attached hereto require the Subscriber to provide certain personal information relating to the Subscriber to the Company. The Subscriber acknowledges that such information is being collected and will be used by the Company for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Units under Canadian securities laws, preparing and registering certificates representing securities or arranging for non-certificated, electronic delivery of same, and completing filings required by any securities regulatory authority or exchange. Such personal information may be disclosed by the Company to (a) securities regulatory authorities and commissions, or stock exchanges, (b) the Company’s registrar and transfer agent, (c) any government agency (including any taxing authorities), board or other entity, and (d) any of the other parties involved in the Offering, including the legal counsel of the Company, and may be included in record books in connection with the Offering. By executing this Agreement, the Subscriber consents to the foregoing collection, use and disclosure of such personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby.

  (s) If the Subscriber is resident or otherwise subject to the applicable securities legislation of a jurisdiction in Canada, the Subscriber acknowledges that: (i) the Company will deliver to the applicable securities regulatory authority or regulator certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, email address, the number of Units purchased by such Subscriber, the Aggregate Purchase Price paid for such Units, the prospectus exemption relied on and the date of distribution of the Units; (ii) such information is being collected indirectly by the applicable securities regulatory authority or regulator under the authority granted to it in securities legislation; (iii) such information is being collected for the purposes of the administration and enforcement of the securities legislation of the local Canadian jurisdiction; and (iv) the Subscriber may contact the public officials listed on Schedule B with respect to questions about the security regulatory authority’s or regulator’s indirect collection of such information.

4. The Company’s Representations, Warranties and Covenants

  The Company hereby acknowledges, agrees with and represents, warrants and covenants to the Subscriber, on the date of this Agreement and on the Closing Date, as follows:

  (a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and is in good standing in the states required due to: (i) the ownership or lease of real or personal property for use in the operation of the Company’s business; or (ii) the nature of the business conducted by the Company. The Company has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement, the Purchase Agreement, the Investor Rights Agreement, the Royalty Deed, the Indemnity Deed and any other agreement entered into among the Subscriber (or any member of the Augusta Group), the Company, the Barrick Parties and any of their respective affiliates, or any of them, at or prior to Closing (the “Transaction Documents”) to which it is a party, and to carry out the transactions contemplated hereby and thereby, including the power and authority to create, issue and deliver the Units to be issued to the Subscriber pursuant to this Agreement, and the Warrant Shares to be issued upon due exercise of the Warrants in accordance with their terms. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under the Transaction Documents, including the creation, issuance and delivery of the Units to be issued to the Subscriber pursuant to this Agreement, and the Warrant Shares to be issued upon due exercise of the Warrants in accordance with their terms, have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party on the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party on the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability of the obligations hereunder and thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

  (b) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not: (i) conflict with or result in a violation or breach of any provision of the constating documents of the Company, or (ii) violate in any material respect any law applicable to the Company.

  (c) Subsidiaries. The only subsidiaries of the Company are Standard Gold Corp. and Rocky Mountain Minerals Corp. (each a “Subsidiary” and, collectively, the “Subsidiaries”). Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each Subsidiary is duly qualified to do business and is in good standing in the states required due to: (i) the ownership or lease of real or personal property for use in the operation of its business; or (ii) the nature of the business conducted by such Subsidiary. Each Subsidiary has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under each agreement to which it is a party, and to carry out the transactions contemplated thereby. The Company legally and beneficially owns all of the equity interests in the Subsidiaries, free and clear of any hypothecations, mortgages, pledges, assignments, liens, charges, security interests, encumbrances and adverse rights, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege capable of becoming any of the foregoing (collectively, “Liens”). There are no options, warrants, conversion privileges or other rights, shareholder rights plans, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer of any securities of any Subsidiary, or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of either Subsidiary. All outstanding equity interests in each Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable.

  (d) Issuance of Securities. The Securities to be issued to the Subscriber pursuant to this Agreement, and the Warrant Shares to be issued upon due exercise of the Warrants in accordance with their terms, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable.

  (e) Exemption from Prospectus Requirements. The issuance of the Securities will be exempt from the prospectus and registration requirements of applicable securities laws and no document will be required to be filed and no proceeding taken or approval, permit, consent, order or authorization obtained under applicable securities laws in Canada in connection with the first trade of the Securities; provided that: (i) the Company is and has been a reporting issuer in a jurisdiction in Canada for the four (4) months immediately preceding the trade; (ii) at least four (4) months have elapsed from the Closing Date; (iii) the certificates representing the Shares and the Warrants carry a legend stating that “Unless permitted under securities legislation, the holder of this security must not trade the security before [insert date that is 4 months and a day after the Closing Date]”; (iv) such trade is not a control distribution (as such term is defined in National Instrument 45-102 – Resale Restrictions); (v) no unusual effort is made to prepare the market or to create a demand for the Securities that are subject of the trade; and (vi) no extraordinary commission or consideration is paid to a person in respect of the trade.

  (f) Authorization; Enforcement. The Offering, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the consummation of the transactions contemplated hereby and thereby, including the creation, issuance and delivery of the Units to be issued to the Subscriber pursuant to this Agreement, and the Warrant Shares to be issued upon due exercise of the Warrants in accordance with their terms, will not: (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of any law or any judgment, decree, order, regulation or rule of any court, agency or other governmental authority applicable to the Company; (ii) require any consent, approval or authorization of, or declaration, filing or registration with, any person (except as may be required under applicable securities laws) except (A) such as have already been obtained, (B) notification of a change of control to be provided by the Company following the Closing to the OTC Markets Group, Inc. and (C) any acceptance of the Canadian Securities Exchange of the Offering, if necessary, which will be obtained by the Closing Date; (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject; (iv) result in the creation of any lien or encumbrance upon the assets of the Company, or upon any shares of Common Stock or other securities of the Company; (v) conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or by-laws of the Company; (vi) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the business of the Company; or (vii) restrict, hinder, impair or limit the ability of the Company to carry on its business in any material respect as and where it is now being carried on.

  (g) SEC Filings. The Company is subject to, and in material compliance with, the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has made available to each Subscriber through the EDGAR system true and complete copies of each of the Company’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K, in each case filed since January 1, 2018 (collectively, the “SEC Filings”). The SEC Filings, when they were filed with the SEC (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and did not, as of such date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and each of the Subsidiaries, are engaged in all material respects only in the business described in the SEC Filings, and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and the Subsidiaries.

  (h) Reporting Issuer Status. The Company is a reporting issuer in the provinces of British Columbia and Ontario, is not in default of any of the requirements of the applicable securities laws in such provinces and its name does not appear on the lists of defaulting reporting issuers maintained by the securities regulatory authorities in those provinces.

  (i) Listing Status. All of the issued and outstanding shares of the Common Stock are listed and posted for trading on the Canadian Securities Exchange and no order, ruling or determination having the effect of ceasing or suspending trading of any securities of the Company or prohibiting from trading of the Company’s issued securities has been issued and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are pending or contemplated or threatened.

  (j) No Cease Trade. The shares of the Common Stock are not subject to or affected by any actual or, to the knowledge of the Company, pending or threatened cease trade orders of, compliance or denial of use of exemption orders of, or action, investigation or proceeding by or before, any securities regulatory authority, court, administrative agency or other tribunal.

  (k) Continuous Disclosure Documents. Since January 1, 2018, the Company has filed with all applicable securities regulatory authorities all forms, reports and documents required to be filed by it pursuant to all applicable laws, instruments, and policies, and all such filings, when made, complied in all material respects with the then applicable laws, instruments and policies. Such documents are accurate as at the date thereof, in all material respects, and may be relied upon by the Subscriber in consummating the transactions contemplated hereby; and in particular, without limiting the foregoing, the Company has made timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Company which has occurred with respect to which the requisite material change report has not been filed.

  (l) No Misrepresentation. The documents publicly disclosed by the Company do not contain any untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with applicable securities laws.

  (m) Compliance with Applicable Corporate and Securities Laws. The Company has complied and will comply in all material respects with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, all applicable laws with respect to the sale of the Units.

  (n) No Financial Advisor. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Units and the transactions contemplated hereby. The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Subscriber or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Subscriber’s purchase of the Units. The Company further represents to the Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

  (o) Indemnification. The Company will indemnify and hold harmless the Subscriber and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all Loss arising out of or based upon any representation or warranty of the Company contained herein or in any document furnished by the Company to the Subscriber in connection herewith being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company to the Subscriber in connection therewith; provided, however, that the Company’s liability shall not exceed the Subscriber’s Aggregate Purchase Price tendered hereunder.

  (p) Capitalization and Additional Issuances. The authorized and outstanding capital stock of the Company on a fully diluted basis are as set forth in the SEC Filings as of the dates set forth therein. As of the date of this Agreement, 161,230,237 shares of Common Stock and 19,229,166 shares of preferred stock series B (the “Preferred Stock”) are issued and are outstanding as fully paid and non-assessable; and no shares of preferred stock series A are outstanding; all of the shares of Common Stock and Preferred Stock have been issued in compliance with applicable laws, including applicable securities laws and the policies of the Canadian Securities Exchange. Other than pursuant to the Offering and as set forth in Exhibit F hereto, no person has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company. The Units, upon issuance, will not be issued in violation of or subject to any pre-emptive rights, participation rights or other contractual rights to purchase securities issued by the Company. The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect is described in the SEC Filings.

  (q) Shareholder Rights Plan. The Company has not entered into a shareholder rights plan agreement or put in place a shareholder rights plan.

  (r) Transfer Agent. National Securities Administrators Ltd. has been duly appointed as the transfer agent and registrar for the issued and outstanding shares of Common Stock in the United States and Canada.

  (s) Private Placements. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Subscribers as contemplated hereby.

  (t) Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Units will not be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

  (u) Bankruptcy, Insolvency and Reorganization. None of the Company or any Subsidiary is an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada) or under Title 11 United States Code Section 101, as applicable, and none of the Company or any Subsidiary has made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it nor undertaken a demerger or the transfer of its statutory seat or effective place of its management. None of the Company or any Subsidiary has initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding-up, liquidation or dissolution or a demerger or the transfer of its statutory seat or effective place of its management. No receiver is currently appointed in respect of the Company or any Subsidiary, or their respective property or assets and no execution or distress is currently levied upon any of the property or assets of the Company or any Subsidiary. No act or proceeding has been taken or authorized by or against the Company or any Subsidiary with respect to any amalgamation, merger, consolidation, arrangement or reorganization of, or relating to the Company or any Subsidiary nor have any such proceedings been authorized by any other person.

  (v) Material Contracts. The material contracts of the Company and the Subsidiaries, to which the Company or any Subsidiary is a party or to which they, or any of their respective properties or assets, may be subject or by which the Company or any Subsidiary is bound as of the Closing Date are: (i) the Transaction Documents; and (ii) otherwise described in the SEC Filings (the “Material Contracts”). All Material Contracts are in full force and effect (other than the Transaction Documents to be entered into on Closing, which are in full force and effect on Closing only), and the Company or a Subsidiary, as applicable, is entitled to all rights and benefits thereunder in accordance with the terms thereof. All of the Material Contracts are valid and binding obligations of the Company or a Subsidiary, as applicable, (other than the Transaction Documents to be entered into on Closing, which are valid and binding on Closing only) enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction and there exists no default by the Company or event of default or event, occurrence, condition or act, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default by the Company under any Material Contract and, to the knowledge of the Company, all covenants to be performed by any other party to such agreements have been fully performed in all material respects and the Company has not received notification from any party that it is in breach of or default under any Material Contracts.

 (w) Financial Statements; Internal Controls.

    (i) The Company’s audited consolidated financial statements included in the Company’s Form 10-K for the year ended December 31, 2019 and the unaudited consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed in the SEC Filings (the “Financial Statements”) were prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis (“GAAP”) and Public Company Accounting Oversight Board (“PCAOB”) standards and present fairly in all material respects the financial condition and position of the Company, taken as a whole and including all consolidation adjustments and other GAAP adjustments, as at the dates thereof and the results of operations and changes in financial position of the Company for the periods covered by such financial statements subject to, in the case of the interim financial statements, normal and recurring year-end adjustments that will not, individually or in the aggregate, be material, and are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies. There has been no material change in the accounting policies of the Company since the date of the last Financial Statement.

    (ii) The books of account and other financial records of the Company: (A) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with local tax and accounting (excluding any purchase price allocation entries and other GAAP adjustments) regulations and GAAP applied on a consistent basis in accordance with the past practices of the Company; and (B) have been maintained in accordance with good business practices, GAAP and PCAOB requirements.

    (iii) The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements for the group of entities in conformity with GAAP; and (C) access to assets is permitted only in accordance with management’s general or specific authorization.

    (iv) Each SEC Filing containing financial statements was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

    (v) Save and except as disclosed in the Financial Statements, the Company and each of its affiliates does not have any loans, notes or other indebtedness outstanding to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at “arm’s length” (as such term is used in the Income Tax Act (Canada)).

    (vi) The auditors of the Company are independent public accountants as required by applicable securities legislation, including Article 2 of Regulation S-X, and there has not been any “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) or required disclosure under Item 4.01 of Form 8-K, that has not otherwise been reported, with the present or former auditor of the Company and the auditor of the Company has not provided any material comments or recommendations to the Company regarding its accounting policies, internal control systems or other accounting or financial practices that have not been implemented by the Company.

(x) Tax Representations.

    (i) The Company and each Subsidiary have duly and timely filed (or there have been filed on their behalf) with the appropriate governmental entity or authority all tax returns (the “Returns”) required to be filed by or on their behalf for all periods ending prior to the date hereof. All such Returns are complete and correct in all material respects and no material fact has been omitted therefrom. No extension of time in which to file any such Returns is in effect. All taxes shown on all such Returns or any assessments or reassessments in respect of any such Returns, and all taxes required to be paid by the Company and each Subsidiary, have been paid in full. The Company has made a provision for taxes in the Financial Statements, which constitute an adequate provision for the payment of all taxes.

    (ii) No governmental entity or authority has asserted, or is threatening to assert, against the Company or any Subsidiary any deficiency or claim for taxes, and no governmental entity or authority has challenged or disputed a filing position taken by the Company or any Subsidiary in any Return.

    (iii) There are currently no tax actions, suits, proceedings, audits, investigations or claims now existing, pending or threatened against the Company or any Subsidiary. No tax reassessments in respect of the Company or any Subsidiary have been issued and are outstanding, and there are no outstanding issues or matters in respect of taxes which have been raised and communicated to the Company or any Subsidiary by any governmental entity or authority. Neither the Company nor any Subsidiary has executed or filed with any governmental entity or authority any agreement or waiver extending the period for assessment, reassessment, payment or collection of any taxes, or otherwise waived any statute of limitations in respect of taxes.

    (iv) No lien for taxes has been filed or exists in respect of the Company or any Subsidiary other than for taxes not yet due and payable.

 (y) Employment Matters.

    (i) Except for certain indebtedness of the Company to David Beling, the Company’s Chief Executive Officer, in the amount of US$654,000 as at June 30, 2020 and a severance payment to David Beling of US$200,000 triggered on Closing, neither the Company nor any Subsidiary is a party to or bound by any oral or written contract or commitment providing for: (A) severance, notice of termination or pay in lieu of notice of termination or termination, severance, retention or similar payments; or (B) cash or other compensation or benefits to any director, officer, employee, consultant or agent upon or as a result of the execution of the Purchase Agreement or the consummation of the transactions contemplated in the Acquisition Transaction.

    (ii) The Company is in compliance, in all material respects, with the provisions of all federal, state, provincial, municipal, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

    (iii) The Company does not have, and has never had, employee plans, other than the Company’s 2011 and 2017 Equity Incentive Plans.

 (z) Environmental Matters.

    (i) The Company and each Subsidiary: (A) is in material compliance with all applicable federal, state, provincial, municipal, local and foreign laws and regulations relating to the protection of human health and safety, the environmental or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”); (B) has received all necessary permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as presently conducted (collectively, the “Environmental Permits”); (C) is in material compliance with all terms and conditions of each Environmental Permit; (D) confirms that here have been no past, and there are no current claims, complaints, notices or requests for information received by the Company or any Subsidiary with respect to any alleged violation of any Environmental Laws that, individually or in the aggregate, has or may reasonably be expected to have, a material adverse effect on the business, operators or financial condition of the Company or any Subsidiary; and (E) to the knowledge of the Company after due inquiry, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any other Person or governmental body or agency, against or affecting the Company or any Subsidiary relating to Environmental Laws.

    (ii) Except in compliance with Environmental Permits and Environmental Laws, neither the Company nor any Subsidiary has used or permitted to be used any of its assets or facilities, whether owned, leased, occupied, controlled or licensed or which it owned, leased, occupied, controlled or licensed at any prior time, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous waste, material or substance as defined in or pursuant to any Environmental Laws by which the Company is bound or subject.

 (aa) Litigation Matters.

    (i) There are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the knowledge of the Company after due inquiry, threatened or adversely affecting the Company or any Subsidiary or to which any of their property or assets is subject, at law or in equity, or before or by any court, federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and none of the Company nor any Subsidiary are subject to any judgment, order, writ, injunction, decree or award of any governmental authority.

    (ii) The Company is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position that would or may reasonably be expected to have a material adverse effect on the business, operators or financial condition of the Company or any Subsidiary.

    (iii) Neither the Company nor any Subsidiary, nor any other person associated with or acting on behalf of the Company or any Subsidiary (including, without limitation, any director, officer, employee or agent of the Company or any Subsidiary) has, directly or indirectly, while acting on behalf of the Company or any Subsidiary: (A) used any corporate funds for unlawful contributions, gifts or other unlawful expenses relating to political activity; (B) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds; or (C) violated or alleged to have violated any provisions of the Foreign Corrupt Practices Act of 1977 (as amended, supplemented, modified, restated or replaced from time to time) and the rules and regulations thereunder, the Corruption of Foreign Public Officials Act (Canada) or any applicable law of similar effect in a jurisdiction.

    (iv) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations promulgated thereunder and any related or similar rules, regulations, guidelines issued, administered or enforced by each applicable governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any applicable court of governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

    (v) Neither the Company, any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliates or other person acting on behalf of the Company or any Subsidiary is currently the target of any U.S. sanctions administered by the Officer of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not directly or indirectly use the proceeds of the Offering or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that is currently the target of any U.S. sanctions administered by OFAC.

    (vi) No property or assets of the Company or any Subsidiary has been taken or expropriated by any governmental authority nor has any notice or proceeding in respect thereof been given or commenced nor, to the knowledge of the Company, is there any intent or proposal to give any such notice or to commence any such proceeding.

 (bb) Material Properties. The Company’s only interest in a mineral project on a property material to the Company is the Bullfrog Gold Project (the “Bullfrog Project”) located in Nye County, Nevada which, for greater certainty, shall be deemed not to include the Target Mining Claims, the Target Rights-of-Way, the Target Permits or the Target Water Rights until immediately following Closing.

 (cc) Scientific and Technical Information. The Company is in compliance with the provisions of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and has filed all technical reports in respect of its properties (and properties in respect of which it has a right to earn an interest) required thereby. The technical report of the Company entitled “NI 43-101 Technical Report, Mineral Resource Estimate, Bullfrog Gold Project, Nye County, Nevada” dated effective August 9, 2017 (the “Technical Report”) remains current as of the date hereof. The Technical Report complies in all material respects with the requirements of NI 43-101 and there is no new scientific or technical information concerning the Bullfrog Project since the date thereof that would require a new technical report in respect of such properties, respectively, to be issued under NI 43-101. The Company and each Subsidiary has made available to the author of the Technical Report, prior to the issuance thereof, for the purpose of preparing such report, all information requested by the author and none of such information contained any misrepresentation at the time such information was provided. The information publicly disclosed by the Company relating to scientific and technical information has been prepared in accordance with NI 43-101 and in compliance with all applicable securities laws.

 (dd) Bullfrog Project.

    (i) The Company and/or each Subsidiary has sufficient title, clear of any material title defect or encumbrance, to the Bullfrog Project and has good and sufficient title to all real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, surface use agreements, permits or licenses from landowners or authorities permitting the use of land by the Company and/or each Subsidiary necessary to permit the operation of their businesses as presently owned and conducted. The Company and/or each Subsidiary holds all mineral rights, permits and water rights required to continue their businesses and operations as currently conducted and the Company and/or each Subsidiary has not received any notice, whether written or oral, from any person with jurisdiction or applicable authority of any revocation or intention to revoke or cancel the Company’s or any Subsidiary’s interest in any material mining rights, permits or water rights nor has the Company or any Subsidiary received any compliance orders, citations or notices relating to non-compliance or alleged non-compliance, relating to the mining rights, permits or water rights. The mineral rights, permits and water rights are free and clear of encumbrances and royalty burdens other than as described in the documents publicly disclosed by the Company. The Company and/or each Subsidiary, as applicable, has the exclusive right to deal with mineral rights held by the Company and/or each Subsidiary, the permits and the water rights.

    (ii) The mineral rights, permits and water rights related to the Bullfrog Project which are held by the Company and/or Subsidiaries are in good standing and have been properly located and recorded in compliance with applicable laws.

    (iii) All assessment or other work required to be performed in relation to the Bullfrog Project in order to maintain the Company’s and/or each Subsidiary’s interests therein, if any, have been performed to date and the Company and each Subsidiary has complied with all applicable governmental laws, regulations and policies in connection therewith.

    (iv) Any and all taxes and other payments required to be paid in respect of the Bullfrog Project have been paid and any and all filings required to be filed in respect of the Bullfrog Project have been filed.

    (v) Other than the Company and/or each Subsidiary, no other person has any interest in the Bullfrog Project or any right to acquire any such interest and there are no back-in rights, earn-in rights, rights of first refusal, royalty rights or similar provisions other than as disclosed by the Company in the SEC Filings which would affect the Company’s or any Subsidiary’s interests in the Bullfrog Project.

    (vi) There are no mining concessions, claims, interests in real and immoveable property, leases, licenses, permits or any other rights conflicting with the Bullfrog Project.

    (vii) Neither the Company nor any Subsidiary has received any notice, whether written or oral from any governmental entity or any person with jurisdiction or applicable authority of any default under, or of any revocation or limitation, or intention to revoke or limit, any mineral rights, permits or water rights held by the Company and/or each Subsidiary in connection with the Bullfrog Project.

    (viii) The Company and/or each Subsidiary possess all material licenses, permits, certificates, consents, orders, grants, approvals, classifications, program participation requirements, sign-offs, registrations, or other authorizations of and from any governmental entity or authority (collectively, the “Bullfrog Permits”) necessary to carry on the business currently carried on, or contemplated to be carried on by them. The Bullfrog Permits are in compliance in all material respects with the terms and conditions of all the Bullfrog Permits and with all laws, regulations, tariffs, rules, orders and directives related to the operations thereof. Neither the Company nor any Subsidiary has received any written or other notice of the modification, revocation, limitation or cancellation of, or any intention to modify, revoke, limit or cancel, or any proceedings relating to the modification, revocation, limitation or cancellation of any of the Bullfrog Permits. The Company and each Subsidiary are in compliance in all material respects with the terms and conditions of all of the Bullfrog Permits and with all laws, regulations, tariffs, rules, orders and directives related to the operations thereof.

  (ee) COVID-19. Except as mandated by, or in conformity with the recommendations of a governmental authority, there has been no closure, demobilization, shut-down, suspension, postponement or disruption to any of the Company’s or any Subsidiary’s properties or to the operations and workforce productivity of the Company and each Subsidiary as a result of the novel coronavirus outbreak.

  (ff) No Brokerage Fee. There is no person acting or purporting to act on behalf of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated herein, other than Fort Capital Partners which is entitled to a cash payment of C$1.2 million on Closing.

  (gg) Minute Books. The minute books of the Company and each Subsidiary contains copies of all constating documents and all proceedings of securityholders and directors (and committees thereof) and are completed in all material respects.

  (hh) No Agreements Affecting Voting Control. Other than the Investor Rights Agreement to be entered into on Closing, no agreement is in force or effect which will in any manner affect the voting or control of any of the securities of the Company.

  (ii) Insurance. The assets of the Company and each Subsidiary and their businesses and operations are insured against loss or damage with responsible insurer on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Company nor any Subsidiary has breached the terms of any policies in respect thereof or failed to promptly give any notice or present any material claim thereunder.

  (jj) Full, True and Complete Disclosure. The Company has made available to the Subscriber and its advisors, or publicly disclosed, all of the information relating to the Company that the Subscriber has requested for deciding whether to complete the transactions contemplated in this Agreement and the Term Sheet; none of the foregoing representations, warranties and statements of fact and no other statement furnished by or on behalf of the Company to the Subscriber or its advisors in connection with the negotiation of the transactions contemplated by this Agreement and the Term Sheet, contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading under the circumstances in which such statement or representation is made.

5. OTHER AGREEMENTS OF THE PARTIES

  (a) Extraordinary Events Regarding Common Stock. The Company shall not, prior to the Closing, (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) increase or decrease the number of shares of Common Stock authorized for issuance, (v) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any of its outstanding securities, or (vi) amend or agree to amend the terms of any of its outstanding securities. For the avoidance of any doubt, the Company may issue shares of Common Stock from its treasury upon the conversion or exercise of any options, warrants or convertible Preferred Stock outstanding on the date hereof.

  (b) Furnishing of Information. As long as any Subscriber owns Securities, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Subscriber owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will use commercially reasonable efforts to prepare and furnish to the Subscribers and make publicly available in accordance with Rule 144(c) under the Securities Act such information as is required for the Subscribers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such person to sell such Securities without registration under Rule 144 under the Securities Act, provided such Securities are then eligible to be sold under Rule 144, provided further, that the Subscriber provides any information reasonably requested by the Company which for the avoidance of doubt may include a broker’s representation letter that there is an intent to sell such Securities. Notwithstanding the foregoing, the Company agrees to timely take all reasonable action(s) necessary to have the Securities Act restrictive legends removed from Securities following any valid request for legend removal under Rule 144 by the Subscriber or its broker, including, without limitation, (i) authorizing the transfer agent to remove the restrictive legend, (ii) expediting the acquisition of a legal opinion from the Company’s authorized counsel at the Company’s expense, and (iii) delivering any additional documentation that may be reasonably required by the Subscriber, its broker or the transfer agent in connection with the legend removal request, including Rule 144 share representation letters and a resolution of the board of directors of the Company evidencing proper issuance of the Securities, as soon as reasonably possible; provided that, the Subscriber will provide any documentation or information reasonably requested by the Company, the Company’s counsel, or the transfer agent in connection with such request.

  (c) Securities Laws Disclosure; Publicity. The Company shall not publicly disclose the name of any Subscriber, or include the name of any Subscriber in any filing with the SEC or any regulatory agency, without the prior written consent of such Subscriber, except to the extent such disclosure is required by law, provided that, for the avoidance of doubt, this provision will not restrict the right of the Company to file a complete copy of this Agreement with the SEC or the securities regulatory authority in any Canadian jurisdiction.

  (d) Integration. The Company shall not, and shall use its best efforts to ensure that no affiliate of the Company shall, after the date hereof, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Units to the Subscribers.

  (e) Reservation of Securities. The Company will use commercially reasonable efforts to maintain sufficient duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly use commercially reasonable efforts to take such actions as may be required to increase the number of authorized shares, including without limitation promptly preparing and filing any proxy or information statement with the SEC for purposes of a special meeting (or action by written consent, as applicable) to authorize the issuance of additional shares to Subscribers, which in no event shall be filed more than ten (10) business days following the date on which the Company becomes aware that it may have inadequate authorized capital.

  (f) Use of Proceeds. The Company covenants and agrees that the proceeds of the Offering will be used for exploration and other work on the Bullfrog Project, including the Target Claims, and for working capital and general corporate purposes.

  (g) Maintain Corporate Existence. As long as any Subscriber owns Securities, the Company shall use commercially reasonable efforts to maintain its existence as a corporation validly subsisting under the laws of its jurisdiction of existence, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

  (h) Maintain Reporting Issuer Status. As long as any Subscriber owns Securities, the Company shall use commercially reasonable efforts to maintain its status as a reporting issuer under the applicable securities laws in the provinces of British Columbia and Ontario not in default of any material requirement of such applicable securities laws provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of shares of Common Stock receive securities of an entity which is listed on a stock exchange in Canada or the U.S. or cash, or a combination of both, or the holders of the shares of Common Stock have approved the transaction in accordance with the requirements of applicable securities laws and corporate laws.

  (i) Listing Status. The Company shall ensure that the shares of Common Stock comprising part of the Units (including the Warrant Shares) are approved for listing on the Canadian Securities Exchange as of the Closing Date. As long as any Subscriber owns Securities, the Company shall not take any action which would reasonably be expected to result in the delisting or suspension of the shares of Common Stock on or from the Canadian Securities Exchange or on or from any securities exchange, market, or trading or quotation facility on which the shares of Common Stock are then listed or quoted, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be listed on the Canadian Securities Exchange so long as the holders of shares of Common Stock receive securities of an entity which is listed on a stock exchange in Canada or the U.S. or cash or the holders of the shares of Common Stock have approved the transaction in accordance with the requirements of applicable securities laws and corporate laws.

  (j) Maintain Quotation. As long as any Subscriber owns Securities, the Company shall use commercially reasonable efforts to maintain eligibility for the shares of Common Stock on the OTCQB or a national securities exchange in the U.S.

  (k) DTC Eligibility. For as long as any Subscriber owns Securities, the Company shall use its best efforts to maintain full eligibility of the Company’s Common Stock for electronic clearance and settlement services through the Depository Trust Company.

  (l) Schedule 14F. The Company shall prepare, file and mail to shareholders a Schedule 14F in accordance with Rule 14f-1 under the Exchange Act (“Rule 14f-1”) as soon as practicable following receipt from Augusta of the information relating to the directors and officers to be appointed by Augusta required by the Company to comply with its obligations under Rule 14f-1 (the “Required Information”) in satisfaction of the condition to Closing contained in Section 6(b)(iv).

  (m) Provision of Information for Schedule 14F. Augusta shall provide the Required Information to the Company within three Business Days of the date of this Agreement.

6. CONDITIONS TO CLOSING

  (a) Mutual Conditions. The obligations of the Company and the Subscriber to complete the sale and purchase of the Units is conditional on the satisfaction of all of the following conditions, each of which is for the benefit of the Company and the Subscriber and may only be waived by the mutual written consent of the Company and the Subscriber:

    (i) no governmental authority shall have issued an order restraining or enjoining the transactions contemplated by the Transaction Documents and there shall not have been enacted or made applicable any law that makes such transactions illegal or otherwise prohibited;

    (ii) the Company shall have completed all necessary filings with the Canadian Securities Exchange and received any necessary approvals from the Canadian Securities Exchange to allow for the issuance and listing of the Shares and the Warrants Shares on or prior to the Closing Date subject only to ordinary conditions typical for the issuance and listing of common shares;

    (iii) the Closing having occurred on or prior to the date that is 90 days from the date of this Agreement (or, if such date is not a Business Day, the next subsequent Business Day), or such later date as may be agreed in writing by the Company and Augusta (the “Outside Date”) provided that, with respect to any such extension of the Outside Date by the Company and Augusta, the Canadian Securities Exchange has confirmed in writing, to the extent requested by Augusta, that the Shares and the Warrants to be issued pursuant to this Agreement can be issued on the terms contemplated herein at Closing;

    (iv) the transactions contemplated by the Purchase Agreement shall have been completed on the terms set forth therein at or contemporaneously with the Closing; provided that, to the extent that the Purchase Agreement is proposed to be amended by the parties thereto, Augusta shall have been provided with notice of the proposed amendments, including a copy of the proposed amending document, prior to the institution thereof and the Company shall not have entered into or otherwise agreed to any such amendment without the prior written consent of Augusta; and

    (v) the Investor Rights Agreement shall have been executed and delivered by the Barrick Parties or an affiliate thereof.

  (b) Conditions for the Benefit of the Subscriber. The obligations of the Subscriber to complete the purchase of the Units is conditional on the satisfaction of all of the following conditions, each of which is for the benefit of the Subscriber and may only be waived in writing by the Subscriber:

    (i) the representations and warranties made by the Company in Article 4 hereof shall be true and correct in all respects without regard to any materiality or the material adverse effect qualifications contained in them, except where the failure of such representations and warranties to be true and correct do not constitute in aggregate a material adverse effect, in each case, as of the Closing Date as if made on and as of such date (except to the extent that such representations and warranties speak to an earlier date, then as of such date);

    (ii) the Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by the Transaction Documents to which it is a party to be performed or complied with by the Company prior to or on the Closing Date;

    (iii) the Investor Rights Agreement shall have been executed and delivered by the Company; and

    (iv) the Board of Directors and Management of the Company being reconstituted on the Closing Date in accordance with the governance changes described in the Term Sheet, it being acknowledged that the Company will be required to file and mail an information statement on Schedule 14F in accordance with Rule 14f-1 at least 10 days prior to the Board of Directors being reconstituted in such manner.

  (c) Conditions for the Benefit of the Company. The obligations of the Company to complete the sale of the Units is conditional on the satisfaction of all of the following conditions, each of which is for the benefit of the Company and may only be waived by the Company in writing:

    (i) the representations and warranties made by the Subscriber in Article 3 hereof shall be true and correct in all respects without regard to any materiality or the material adverse effect qualifications contained in them, except where the failure of such representations and warranties to be true and correct do not constitute in aggregate a material adverse effect, in each case, as of the Closing Date as if made on and as of such date (except to the extent that such representations and warranties speak to an earlier date, then as of such date, or except as affected by the transactions contemplated or permitted by the Transaction Documents);

    (ii) the Subscriber shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

    (iii) the Investor Rights Agreement shall have been executed and delivered by Augusta.

7. MISCELLANEOUS PROVISIONS

  (a) The parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement.

  (b) Each of the parties hereto shall be responsible to pay the costs and expenses of its own legal counsel in connection with the preparation and review of this Agreement and related documentation.

  (c) Except as otherwise explicitly contemplated in this Agreement, neither this Agreement nor any of the provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

  (d) The representations, warranties, covenants and agreements of the Subscriber and the Company made in this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Units.

  (e) This Agreement and the Term Sheet constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. The Subscriber acknowledges and agrees to abide by the confidentiality provisions in the Term Sheet under the heading “General Provisions – Confidentiality” as if an original party thereto.

  (f) Either party may send any notice, request, demand, claim or other communication hereunder to the Subscriber at the address set forth on the signature page of this Agreement or to the Company at its primary office (including personal delivery, expedited courier, messenger service, fax, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party written notice in the manner herein set forth.

  (g) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their heirs, executors, administrators, successors, legal representatives and assigns. If the Subscriber is more than one person or entity, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by, and be binding upon, each such person or entity and its heirs, executors, administrators, successors, legal representatives and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

  (h) This Agreement is not transferable or assignable by the Subscriber or the Company.

  (i) This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws applicable therein.

  (j) Each of the Company and the Subscriber irrevocably and unconditionally: (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement, (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

  (k) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ALL SUBSCRIBERS MUST COMPLETE THIS PAGE AS WELL AS THE PERSONAL INFORMATION AND INVESTOR QUESTIONNAIRE FOLLOWING the ACCEPTANCE PAGE

TO: BULLFROG GOLD CORP.

1.	The Subscriber irrevocably subscribes for and agrees to purchase from the Company the following securities:

x C$0.20 for each Unit =
Units subscribed for		Aggregate Purchase Price

2.	The Subscriber and the Company agree that the offering of the Units shall be on the terms and conditions specified in this Agreement (including the schedules attached hereto). The Subscriber hereby makes the representations, warranties, acknowledgments and agreements set out in Schedule A hereto and in all applicable Forms, and acknowledges and agrees that the Company and its counsel will and can rely on such representations, warranties, acknowledgments and agreements should this subscription be accepted.

3.	Identity of and execution by Subscriber:

BOX A: SUBSCRIBER INFORMATION AND EXECUTION

(name of subscriber)

(address – include city, province and postal code)

X
(telephone number)	(email address)	(signature of subscriber/authorized signatory)

(if applicable, print name of signatory and office)

Execution hereof by the Subscriber shall constitute an offer and agreement to subscribe for the Units set out in Item 1 above pursuant to the provisions of Item 2 above, and acceptance by the Company shall effect a legal, valid and binding agreement between the Company and the Subscriber. This subscription may be executed and delivered by facsimile or other electronic means and shall be deemed to bear the date of acceptance below.

4.	If the Units are to be registered other than as set out in Box A, the Subscriber directs the Company to register and deliver the Units as follows:

BOX B: ALTERNATE REGISTRATION INSTRUCTIONS

(name of registered holder)

(address of registered holder – include city, province and postal code)

(registered holder: contact name, contact telephone number and contact email address)

5.	If the Units are to be delivered other than as set out in Box A (or if completed, Box B):

BOX C: ALTERNATE DELIVERY INSTRUCTIONS

(name of recipient)

(address of recipient – include city, province and postal code)

(recipient: contact name, contact telephone number and contact email address)

ACCEPTANCE

This subscription is accepted and agreed to by the	)	BULLFROG GOLD CORP.
Company	)
)
	)	Per:
as of the ______ day of __________________, 2020.	)		Authorized Signatory

PERSONAL INFORMATION

1.	Present Ownership of Securities of the Company. The Subscriber either [check appropriate box]:

	[ ]	owns, directly or indirectly, or exercises control or direction over, no shares of the Company’s common stock or securities convertible into shares of the Company’s common stock; or

	[ ]	owns, directly or indirectly, or exercises control or direction over, ______________ shares of the Company’s common stock and securities convertible or exercisable to acquire an additional ______________ shares of the Company’s common stock.

2.	Insider Status. The Subscriber either [check appropriate box]:

	[ ]	is an “Insider” of the Company as defined in the Securities Act (British Columbia), determined as follows:

(a) a director or officer of the Company;

(b) a director or officer of a person that is itself an insider or subsidiary of the Company; or

(c) a person that has direct or indirect:

(1) beneficial ownership of or control or direction over; or

(2) a combination of beneficial ownership of and control or direction over,

securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution.

	[ ]	is not an Insider of the Company.

3.	Registrants. The Subscriber either [check appropriate box]:

	[ ]	is a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to applicable Canadian securities laws, or a person registered or otherwise required to be registered under applicable Canadian securities laws; or

	[ ]	is not a Registrant

INVESTOR QUESTIONNAIRE

Instructions: Check all boxes below which correctly describe you.

[ ]	You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase shares of common stock and warrants to purchase common stock (the “Units”), is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Shares is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Units is made solely by persons or entities that are accredited investors.

[ ]	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

[ ]	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Units and its underlying securities in excess of $5,000,000.

[ ]	You are a director or executive officer of the Company.

[ ]	You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 (excluding residence) at the time of your subscription for and purchase of the Units.

[ ]	You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

[ ]	You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units and whose subscription for and purchase of the Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

[ ]	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

Check all boxes below which correctly describe you.

With respect to this investment in the Units, your:

Investment Objectives:	[ ] Aggressive Growth	[ ] Speculation

Risk Tolerance:	[ ] Low Risk	[ ] Moderate Risk	[ ] High Risk

Are you associated with a FINRA Member Firm? [  ] Yes [  ] No

Your initials (Subscriber) are required for each item below:

____ ____	I/We understand that this investment is not guaranteed.

____ ____	I/We are aware that this investment is not liquid.

____ ____	I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of an investment in this offering.

____ ____	I/We confirm that this investment is considered “high risk.” (This type of investment is considered high risk due to the inherent risks including lack of liquidity and lack of diversification. Success or failure of private placements such as this is dependent on the corporate issuer of these securities and is outside the control of the investors. While potential loss is limited to the amount invested, such loss is possible.)

The Subscriber hereby represents and warrants that all of its answers to this Investor Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased the Units.

Name of Subscriber [please print]

Signature of Subscriber (Entities please provide signature of Subscriber’s duly authorized signatory)

Name of Signatory (Entities only)

Title of Signatory (Entities only)

[SIGNATURE PAGE FOR INVESTOR QUESTIONNAIRE]

Exhibit A

Term Sheet

See Attached.

Exhibit B

Purchase Agreement

See Attached.

Exhibit C

Investor Rights Agreement

See Attached.

Exhibit D

Form of Warrant

See Attached.

Exhibit E

Wire Instructions

Exhibit F

OUTSTANDING CONVERTIBLE SECURITIES OF THE COMPANY

Stock Options

Exercise Price	Expiry Date	Number Outstanding
US$0.025	March 30, 2025	4,500,000
US$0.136	November 30, 2027	5,000,000
US$0.101	January 6, 2030	350,000
US$0.18	August 3, 2030	500,000
	TOTAL	10,350,000

Warrants

Exercise Price	Expiry Date	Number Outstanding
US$0.10	February 11, 2021	8,200,000
US$0.10	March 25, 2021	2,924,000
US$0.15	May 23, 2021	9,750,000
C$0.20	January 15, 2022	8,207,058
	TOTAL	29,081,058

SCHEDULE A

CANADIAN ACCREDITED INVESTOR CERTIFICATE

To:	Bullfrog Gold Corp. (the “Company”)

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate. Capitalized terms not specifically defined in this Schedule A have the meanings ascribed to them in the Subscription Agreement to which this Schedule A is attached.

In connection with the purchase by the undersigned Subscriber of the Units, the Subscriber hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

(a)	the Subscriber is resident in or otherwise subject to the securities laws of one of the Provinces or Territories of Canada;

(b)	the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(c)	the Subscriber is, and at the Closing Date will be, an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

(d)	the Subscriber was not created or is not used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

(e)	upon execution of this Schedule A by the Subscriber, including, if applicable, Appendix 1 to this Schedule A, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

NOTE: If you check the box beside paragraphs (j), (k) or (l) below, you must complete and execute Appendix 1 to this Schedule A.

[ ]	(a)	a Canadian financial institution, or a Schedule III bank (or in Ontario, a bank listed in Schedule I, II, or III of the Bank Act (Canada));

[ ]	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

[ ]	(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]	(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer;

[ ]	(e)	an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

[ ]	(e.1)	an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

[ ]	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

[ ]	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

[ ]	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

[ ]	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada;

[ ]	(j)	an individual who, either alone or with a spouse, beneficially owns, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $1,000,000;

If you check beside paragraph (j) above, you must complete and execute Appendix 1 to this Schedule A.

[ ]	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

[ ]	(k)	an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

If you check beside paragraph (k) above, you must complete and execute Appendix 1 to this Schedule A.

[ ]	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

If you check beside paragraph (l) above, you must complete and execute Appendix 1 to this Schedule A.

[ ]	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[ ]	(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

[ ]	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

[ ]	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

[ ]	(q)	a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

[ ]	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

[ ]	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

[ ]	(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

[ ]	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;

[ ]	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or

[ ]	(w)	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

For the purposes hereof, the following definitions are included for convenience:

A.	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

B.	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or credit union league or federation that, in each case, is authorized by an enactment of a statute of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

C.	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

D.	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

E.	“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

F.	“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the distribution or trade is actively involved in the business of the issuer;

G.	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

H.	“individual” means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust, or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

I.	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

J.	“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

K.	“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the Amalgamation or ownership of financial assets or (ii) liabilities that are secured by financial assets;

L.	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

M.	“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

N.	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one is a subsidiary of the other, or if each of them is controlled by the same person or company.

In NI 45-106 and except in Part 2 Division 4 of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Date.

DATED:	SIGNED :

Print the name of Subscriber

If Subscriber is not an Individual, print name and title of Authorized Signing Officer

APPENDIX 1 TO SCHEDULE A
RISK ACKNOWLEDGEMENT CERTIFICATE

Form 45-106F9
Form for Individual Accredited Investors

WARNING!

This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
1. About your investment	
Type of securities: Units	Issuer: Bullfrog Gold Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE SUBSCRIBER	
2. Risk acknowledgement	
This investment is risky. **Initial** to the right of each category that you understand that:	**Your initials**
Risk of loss – You could lose your entire investment of $____________. [*Instruction: Insert the total dollar amount of the investment.*]	
Liquidity risk – You may not be able to sell your investment quickly – or at all.	
Lack of information – You may receive little or no information about your investment.	
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.	
3. Accredited investor status	
You must meet at least **one** of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	**Your initials**
• Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)	
• Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.	
• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.	
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)	
4. Your name and signature	
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.

First and last name (please print):	
Signature: x	Date: ___________, 2020
SECTION 5 TO BE COMPLETED BY THE SALESPERSON	
5. Salesperson information	
[Instruction: The salesperson is the person who meets with, or provides information to, the subscriber with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]	
First and last name of salesperson (please print):	
Telephone:	E-mail:
Name of firm (if registered):	
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER	
6. For more information about this investment	

Bullfrog Gold Corp.

897 Quail Run Drive
Grand Junction, Colorado
81505

Attention: David Beling
Email: dave@bullfroggold.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

Form instructions:

1. The information in sections 1, 5 and 6 must be completed before the subscriber completes and signs the form.

2. The subscriber must sign this form. Each of the subscriber and the issuer or selling security holder must receive a copy of this form signed by the subscriber. The issuer or selling security holder is required to keep a copy of this form for 8 years after the distribution.

SCHEDULE B

Contact Information – CANADIAN Provincial Securities Regulatory Authorities

The contact information of the public official in the local jurisdiction who can answer questions about the security regulatory authority’s or regulator’s indirect collection of information is as follows:

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

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